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                                                                   EXHIBIT 5.1



                                        December 5, 1997


Healthcare Recoveries, Inc.
1400 Waterson Tower
Louisville, Kentucky 40218

Ladies and Gentlemen:

     We have acted as counsel to Healthcare Recoveries, Inc., a Delaware corporation ("HRI"), in connection with the registration of 300,000 shares (the "Shares") of HRI common stock, par value $.001 per share, pursuant to a Form S-8 Registration Statement (the "Registration Statement") filed with the Securities and Exchange Commission on December 5, 1997. We understand that the Shares will be issued pursuant to the Healthcare Recoveries, Inc. Employee Stock Purchase Plan (the "Employee Stock Purchase Plan").

     In so acting, we have examined and relied upon the accuracy of original, certified, conformed or photographic copies of the Registration Statement, and such records, other agreements, certificates and other documents as we have deemed necessary or appropriate to enable us to render the opinion set forth below. In all such examinations, we have assumed the genuineness of signatures on original documents and the conformity to such original documents of all copies submitted to us as certified, conformed or photographic copies and, as to certificates of public officials, we have assumed the same to have been properly given and to be accurate.

     Based upon the foregoing and subject to the limitations and qualifications set forth below, we are of the opinion that the Shares have been duly authorized and, when issued in accordance with the terms of the Employee Stock Purchase Plan, will be validly issued, fully paid and nonassessable.

     The foregoing opinion is subject to the following limitations and qualifications:

     We are members of the Bar of the State of Georgia and, accordingly, do not purport to be experts on or to express any opinion herein concerning any law other than the laws of the State of Georgia, the corporate laws of the State of Delaware, and the federal laws of the United States.

     This opinion has been furnished to you at your request and no other person or entity shall be entitled to rely upon this opinion without our prior written consent. We consent to the inclusion of this opinion in the Registration Statement. This opinion is given as of this date, and we assume no
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Medaphis Corporation
December 5, 1997
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obligation to advise you after this date of facts or circumstances that come to our attention or changes in law that occur which could affect the opinions contained in this letter.



                                                 Very truly yours,



                                                 KING & SPALDING